Exhibit 23, Form 10-K

Kansas City Life Insurance Company

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Kansas City Life Insurance Company:

We consent to the incorporation by reference in the registration statements (No. 333-89984, No. 333-52290, No. 333-98805, and No. 333-165116) on Form N-4 of Kansas City Life Insurance Company and subsidiaries (the Company) of our report dated February 29, 2012, with respect to the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Kansas City Life Insurance Company and subsidiaries.

/s/ KPMG LLP
KPMG LLP

Kansas City, Missouri

February 29, 2012